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                                                                    EXHIBIT 99.2

                                                              [DATAMONITOR LOGO]

                                                                   Charles House
                                                           108-110 Finchley Road
                                                                  London NW3 5JJ
                                                             t: +44 20 7676 7000
                                                             f: +44 20 7676 7500
                                                      e: surinfo@datamonitor.com

December 15, 2004

To Whom It May Concern,

Re:   Consent for Usage and Quoting of Information from Datamonitor

We hereby provide consent for the usage and quoting of information from Datamonitor, in particular information sourced from the report Online Gaming In Asia Pacific 2004 published in February 2004, for inclusion in the F-1 registration statement for the online game company in consideration.

With regards,

/s/ Spencer Wlcks
--------------------------
Spencer Wlcks
Managing Director
Professional Services EMEA
Datamonitor

www.datamonitor.com